UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2023

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 25, 2023, Monro, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended September 23, 2023, as well as results for the first half of fiscal 2024.

A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 26, 2023 (“Effective Date”), the Company entered into Amended and Restated Employment Agreements with Michael T. Broderick, the Company’s President and Chief Executive Officer (the “Broderick Agreement”), and Brian J. D’Ambrosia, the Company’s Executive Vice President and Chief Financial Officer (the “D’Ambrosia Agreement”). Except as specified below, the Broderick Agreement and the D’Ambrosia Agreement are consistent with the executives’ existing employment agreements with the Company.

Under the Broderick Agreement, Mr. Broderick’s annual base salary will increase to $800,000, effective as of January 1, 2024. Mr. Broderick will be entitled to receive annual equity incentive awards with a target value of $1.5 million. In addition, on the Effective Date, the Company granted Mr. Broderick a nonqualified stock option to purchase 10,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price equal to the fair market value of the Common Stock on the Effective Date. The option will vest in three equal annual installments beginning on the first anniversary of the Effective Date and expire six years after the Effective Date.

Under the D’Ambrosia Agreement, Mr. D’Ambrosia’s annual base salary will increase to $450,000, effective as of January 1, 2024. On the Effective Date, the Company granted Mr. D’Ambrosia a nonqualified stock option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the Effective Date. The option will vest in three equal annual installments beginning on the first anniversary of the Effective Date and expire six years after the Effective Date.

The term of each of the Broderick Agreement and the D’Ambrosia Agreement will extend until December 31, 2026 and will automatically renew for one-year terms unless either the Company or the executive gives written notice under the agreement. The Company intends to file copies of the Broderick Agreement and D’Ambrosia Agreement as exhibits to its Quarterly Report on Form 10-Q for the quarter ending December 23, 2023.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated October 25, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

October 26, 2023	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland,
Executive Vice President - Chief Legal Officer and Secretary